CREDIT AGREEMENT

CREDIT AGREEMENT dated as of February 21, 2012, among EMERALD WB LLC, EMERALD GRB LLC, EMERALD OIL AND GAS USA HOLDINGS INC. and HARTZ ENERGY CAPITAL, LLC. The parties hereto hereby agree as follows:

ARTICLE I: DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Credit Agreement, as amended, restated or otherwise modified in accordance with the terms hereof.

“Agreement Currency” has the meaning set forth in Section 7.15.

“Assignment in Lieu” means each assignment, bill of sale and conveyance in lieu of foreclosure with respect to the GRB Assets, or any portion thereof, executed by Emerald GRB in favor of Lender in recordable form satisfactory to the Lender to be held in escrow pursuant to the Escrow Agreement, and, collectively, the “Assignments in Lieu”.

“Borrower” means Emerald WB LLC, a Colorado limited liability company.

“Business Day” means a day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date on which the conditions specified in Section 4.1 are satisfied.

“Collateral” has the meaning set forth in Section 2.7.

“Colorado Mortgage” means (a) the Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated as of the date hereof, by Emerald GRB to the Public Trustee of Routt County, Colorado, for the benefit of Lender, with respect to the GRB Assets and (b) the Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated as of the date hereof, by Emerald GRB to the Public Trustee of Moffat County, Colorado, for the benefit of Lender, with respect to the GRB Assets.

“Commitment” means $15,000,000.

“Consolidation Option” has the meaning set forth in Section 2.9.

“Credit Documents” means this Agreement, the Guaranty, the Security Agreements, the Mortgages, Override Assignments, the Assignments in Lieu, the Escrow Agreement and any other documents hereafter delivered to Lender by any Obligor evidencing, guarantying or securing the Loan or the Collateral.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Interest” has the meaning set forth in Section 2.3(b).

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“Emerald GRB” means Emerald GRB LLC, a Colorado limited liability company.

“Emerald USA Holdings” means Emerald Oil and Gas USA Holdings Inc., a Delaware corporation.

“Escrow Agent” means Throne Law Office, P.C. or any successor, as Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, among Lender, Emerald GRB and the Escrow Agent relating to the Assignments in Lieu.

“Final Maturity Date” means (a) August 21, 2012, or (b) such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement, whether by acceleration or otherwise.

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GRB Assets” means all assets of Emerald GRB, including oil and gas interests owned in the Green River Basin within the states of Colorado and Wyoming as such oil and gas assets are more fully described in the Colorado Mortgage and the Wyoming Mortgage delivered concurrently herewith.

“Guarantor” means (a) Emerald GRB, (b) Emerald USA Holdings, and (c) each other Person acceptable to Lender who may from time to time guaranty the Obligations.

“Guaranty” means, collectively, (a) the Unlimited Guaranty and (b) any other guaranty executed after the date hereof from any Guarantor in favor of Lender.

“Indebtedness” means (a) borrowed money or with respect to loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others (provided, however, that the amount of any Indebtedness under this clause (f) subject to any particular guarantee shall be limited to the lesser of such person’s maximum liability under any such guarantee and the amount of Indebtedness of others guaranteed by such guarantee), (g) obligations that are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall not include current accounts payable incurred in the ordinary course of business.

“Judgment Currency” has the meaning set forth in Section 7.15.

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“Lender” means Hartz Energy Capital, LLC.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means, collectively, the loans made to Borrower pursuant to Section 2.1.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of the Obligors, considered as a whole, (b) the ability of any Obligor to perform any obligations under any Credit Document or (c) the legality, validity, binding effect or enforceability against any Obligor of any Credit Document to which it is a party.

“Material Indebtedness” means Indebtedness (other than indebtedness owing to another Obligor) of any one or more of the Obligors either (a) owing to Lender or its affiliates or (b) in an aggregate principal amount exceeding $500,000 or the equivalent thereof.

“Mortgage” means, (i) the Colorado Mortgage, (ii) the Wyoming Mortgage and (iii) the North Dakota Mortgage, to be delivered to Lender by Emerald GRB and Borrower granting Lender a first priority security interest in and to all of such Obligor’s right, title and interest in and to the GRB Assets or the Properties, as applicable.

“Mortgagor” means Borrower and Emerald GRB.

“Net ORRI Acres” means the number of acres equal to the product of the ORRI assigned to Lender pursuant to Section 2.3(a) multiplied by the Net Mineral Acres of the Properties; as such term is defined in the Purchase Agreement.

“North Dakota Mortgage” means the Mortgage, Assignment of Production, Security Agreement and Financing Statement, dated as of the date hereof, by Borrower to Lender, with respect to the Properties.

“Obligations” means any now existing or hereafter arising obligations of any Obligor to Lender, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise under any Credit Document whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding.

“Obligor” means Borrower and Guarantors.

“ORRI” means an overriding royalty interest, proportionately reduced to the interest of Borrower in the Properties, in and to all of all of the oil, gas and other liquid hydrocarbons produced and saved from the Properties, free of any and all expenses of development, production, transportation, marketing and any other related or similar expenses.

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“Override Assignment” means, collectively, any and all the assignments, in form and substance satisfactory to Lender, necessary or desirable, in Lender’s sole discretion, to convey from Borrower to Lender the ORRI set forth in Section 2.3(a), each with an effective date of February 1, 2012.

“Participation Agreement” means that Participation Agreement entered into the 19th day of August 2011, between Entek GRB LLC (“Entek”), a Delaware limited liability company and Emerald GRB.

“Permitted Lien” means the Liens permitted in Section 5.7.

“Person” means any natural person, corporation, limited liability company, limited partnership, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Properties” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Purchase Agreement” means that certain Purchase and Sale Agreement dated as of February 21, 2012 and effective as of February 1, 2012 by and between North Plains Energy, LLC and Borrower.

“Security Agreements” mean (a) the Pledge and Security Agreement dated as of the date hereof by Borrower in favor of Lender, (b) the Pledge and Security Agreement dated as of the date hereof by Emerald GRB in favor of Lender, (c) the Pledge and Security Agreement dated as of the date hereof by Emerald USA Holdings in favor of Lender, and (d) any pledge and security agreement entered into from time to time by any Obligor in favor of Lender.

“Security Documents” means the Security Agreements and the Mortgages.

“Transactions” means the execution, delivery, and performance by the Obligors of the Credit Documents, the borrowing and repayment of the Loan, the pledge, assignments or grant of the security interests in the Collateral pursuant to the Credit Documents, the payment of interest and fees thereunder and the use of the proceeds of the Loan.

“Unlimited Guaranty” means the Unlimited Guaranty dated as of the date hereof from Guarantor in favor of Lender.

“Wyoming Mortgage” means the Mortgage, Assignment of Production, Security Agreement and Financing Statement, dated as of the date hereof, by Emerald GRB to Lender, with respect to the GRB Assets.

Section 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles.

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Section 1.3. Specified Times and Dates; Determinations. All times specified in this Agreement shall be determined, unless stated specifically herein to the contrary, on the basis of the prevailing time in New York City. Unless stated specifically herein to the contrary, if any day or date specified in this Agreement for any notice, action or event is not a Business Day, then the due date for such notice, action or event shall be extended to the immediately succeeding Business Day; provided that interest shall accrue on any payments due by Borrower which are extended by the operation of this Section 1.3. Any determination by Lender hereunder shall, in the absence of manifest error, be conclusive and binding.

ARTICLE II: THE LOAN

Section 2.1. Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender hereby agrees to make a loan to Borrower on the Closing Date in a principal amount equal to the Commitment.

Section 2.2. Repayment of Loan. Any principal of the Loan not previously paid shall be payable on the Final Maturity Date.

Section 2.3. Interest.

(a)          Interest Rate. Except for Default Interest (as defined below) or as otherwise set forth in this Agreement, there will be no cash interest on the Loan. In lieu of cash interest, Lender shall receive an ORRI equal to 2.15% of 8/8ths, which, in accordance with the last sentence of this Section 2.3(a), shall be in no event less than 215 Net ORRI Acres, to be delivered in accordance with the Override Assignments, which ORRI shall be reduced as follows: (a) if the Obligations are repaid in full on or before April 21, 2012, then on such date that the Obligations are repaid in full, Lender will assign back to Borrower an ORRI equal to 0.50% of 8/8ths (and Lender’s remaining ORRI shall be no less than 1.65% of 8/8ths and, in accordance with the last sentence of this Section 2.3(a), shall be no less than 165 Net ORRI Acres) and Lender shall pay to Borrower (to the extent actually received by Lender) any payments received by Lender on account of the ORRI assigned back, and (b) if the Obligations are repaid in full after April 21, 2012, but on or before June 21, 2012, then on such date that the Obligations are repaid in full, Lender will assign back to Borrower an ORRI equal to 0.25% of 8/8ths (and Lender’s remaining ORRI shall be no less than 1.90% of 8/8ths and, in accordance with the last sentence of this Section 2.3(a), shall be in no event less than 190 Net ORRI Acres) and Lender shall pay to Borrower (to the extent actually received by Lender) any payments received by Lender on account of the ORRI assigned back. In the event that after the Obligations are repaid in full, the Net ORRI Acres are less than as set forth in the prior sentence, Borrower shall, at the request of the Lender, assign an additional percentage of ORRI such that the Lender shall receive Net ORRI Acres of no less than as set forth in the prior sentence; the obligations of the Borrower hereunder will survive repayment in full of the Obligations and the termination of this Agreement.

(b)          Default Interest. After the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, Borrower shall pay on demand, on the principal amount of the outstanding Obligations, interest at a rate per annum equal to 12% per annum plus the ORRI applicable to the Loan (“Default Interest”). Default Interest shall accrue from the date on which such Event of Default occurred until the date on which the Loan and all outstanding Obligations have been paid in full. Default Interest shall be in addition to any interest vested in Lender under Section 2.3(a).

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(c)          Maximum Interest Rate. Notwithstanding anything in any Credit Document to the contrary, in no event shall the interest charged under any Credit Document exceed the maximum rate of interest permitted under applicable law. Any payment made which if treated as interest would cause the interest charged to exceed the maximum rate permitted shall instead be held by Lender to the extent of such excess as additional Collateral hereunder and applied to future interest payments as and when such amount becomes due and payable hereunder.

(d)          Calculations. Except as otherwise set forth herein, interest shall be calculated on the basis of a year of 360 days. In computing interest on the Loan (or interest on such interest), the date of the making of the Loan shall be included and the date of payment of the Loan shall be excluded.

(e)          Adjustments under Purchase Agreement. Subject to Section 2.3(a), regarding the minimum number of Net ORRI Acres to be received by Lender, in the event any Properties are reassigned to North Plains Energy LLC due to title defects or environmental defects resulting in a reduction of the number of acres purchased by Borrower under the Purchase Agreement, Lender shall, at the request and expense of Borrower, release the North Dakota Mortgage as to such reassigned Properties and assign back any ORRI on such reassigned Properties.

Section 2.4. Prepayment of Loan.

(a)          Optional Prepayment. Borrower shall have the right to prepay the Loan at any time in whole or from time to time in part.

(b)          Notices. Any prepayment or repayment of the Loan may only be made on at least two (2) Business Days’ (or such shorter period as may be agreed to by Lender) irrevocable prior written notice to Lender.

Section 2.5. Noteless Agreement; Evidence of Indebtedness. Lender may require that the Loans be evidenced by a note. In such event, Borrower shall promptly prepare, execute and deliver to Lender one or more promissory notes payable to the order of Lender in form reasonably determined by Lender.

Section 2.6. Payments. All payments by any Obligor, to the extent applicable, shall be payable on the due date thereof, in immediately available funds in Dollars, without any setoff, counterclaim, withholding or deduction of any kind. Each Obligor hereby authorizes Lender to charge any of such Obligor’s accounts for payments of principal, interest and other amounts due hereunder. All payments shall be applied by Lender as follows: first, to the payment of all accrued but unpaid fees, costs or expenses under the Credit Documents; second, to the payment of all accrued but unpaid interest payable in cash under the Credit Documents; third, to the repayment of then outstanding principal amount of the Loan; and fourth, the balance, if any, to Obligor or to whomsoever may be entitled to such amounts as determined by Lender in its reasonable discretion.

Section 2.7. Guaranty and Collateral. The Obligations of each Obligor under the Credit Documents shall be (a) guarantied, jointly and severally, by the Guarantors; and (b) secured by the following collateral (“Collateral”), which is more specifically described in the Security Documents: (i) all assets of Emerald GRB, (ii) all assets of the Borrower; (iii) all equity interests of the Borrower and Emerald GRB owned by Emerald USA Holdings, (iv)  the Properties, and (v) such additional assets pledged to Lender by any Obligor from time to time after the Closing Date.

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Section 2.8. Taxes. (a) Any and all payments made by Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto to the extent attributable to the Loan or the Collateral, excluding (i) taxes imposed on net income and (ii) all income and franchise taxes of the United States of America, any political subdivisions thereof, and any state of the United States of America, and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). (b) If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. (c) Borrower shall pay and hereby indemnifies Lender from any documentary stamp Taxes in connection with the execution or delivery of any Credit Document. Within 30 days after the date of any payment of Taxes, Borrower will furnish Lender with evidence of payment thereof. Borrower hereby indemnifies Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment pursuant to this indemnification shall be made upon written demand thereof. The obligations of Borrower under this paragraph shall survive the termination of this Agreement.

Section 2.9. Consolidation Option. Any time after the Final Maturity Date but prior to the date that is 90 calendar days after the Final Maturity Date, Lender shall have the right, but not the obligation, to consolidate its Net ORRI Acres into a subset of DSUs, as such term is defined in the Purchase Agreement (the “Consolidation Option”), in Lender’s sole discretion; provided that after the exercise of such Consolidation Option, (i) the Lender’s aggregate Net ORRI Acres resulting from such consolidation will not exceed the aggregate Net ORRI Acres Lender is entitled to under Section 2.3(a), and (ii) such consolidation does not result in Lender’s owning greater than a 3% of 8/8ths of ORRI included in any applicable DSUs in which the Properties, or any portion thereof, are located, in each case proportionately reduced to the interest of Borrower in such DSU. If required as a condition to Borrower obtaining any financing from any third party, Borrower may require Lender to determine whether or not to exercise its Consolidation Option upon 15 Business Days’ prior written notice, and upon any such election to exercise the Consolidation Option, Lender will have 15 Business Days thereafter to the complete any such consolidation. Prior to the exercise of the Consolidation Option, the Obligors agree to provide Lender with prompt and complete access to all permit information and all production information with respect to the Properties. The consolidation hereunder is effective as of the date that the Consolidation Option is consummated pursuant to this Section 2.9. This Section 2.9 will survive repayment in full of the Obligations and termination of this Agreement.

ARTICLE III: REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to Lender on the date hereof and on the date of the making of each Loan that:

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Section 3.1. Organization; Powers; Authorization; Enforceability, Etc. (a) Each Obligor is duly organized or formed, validly existing and in good standing (if and to the extent applicable) under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in every jurisdiction where such qualification is required, except that the Borower is not qualified to do business in North Dakota. (b) The Transactions are within the powers of each Obligor and have been duly authorized by all necessary action for each Obligor. (c) Each Credit Document has been duly executed and delivered by each Obligor party hereto and constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (d) The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority other than filing of the Mortgages and UCC-1 financing statements against the Obligors, (ii) will not violate any applicable law or regulation or the charter, by-laws, trust agreement or other organizational documents of any Obligor or any order of any Governmental Authority binding on any Obligor, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or its assets, or give rise to a right thereunder to require any payment to be made by such Obligor to the extent that such violation, or such default or right to payment could be reasonably expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien on any asset of any Obligor other than pursuant to the Credit Documents. (e) Except as set forth in Schedule 3.1(e), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Obligor, threatened against or affecting any Obligor (i) as to which there is a reasonable possibility of an adverse determination or that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Credit Documents, the Collateral or the Transactions. (f) Each Obligor is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, to the extent that any noncompliance therewith could be reasonably expected to result in a Material Adverse Effect. (g) No Default has occurred and is continuing.

Section 3.2. Investment Company Status. No Obligor or any of its subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.3. Security Interests; Certain Information. To the extent a valid and perfected first priority Lien on all of the Collateral can be established by filing a financing statement in the Offices of the Secretaries of State of Colorado and Delaware, upon filing and proper recording of the UCC-1 financing statements against the Obligors in the offices of the Secretaries of State of Colorado and Delaware, Lender will have a valid and perfected first priority Lien on the Collateral, subject to Permitted Liens, and following such filings, all filings and other actions necessary for the perfection and first priority status of such Liens will have been made or taken and will remain in full force and effect. The state of principal residence or organization and any names used within the past five years of each Obligor is set forth on Schedule I.

Section 3.4. No Material Adverse Change. Since the date hereof, there has been no change in the financial condition of such Obligor that could have a Material Adverse Effect.

Section 3.5. Taxes. (a) Each Obligor has timely filed or caused to be filed all tax returns and reports required to have been filed (giving effect to any extensions) and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in compliance with Section 5.5. The Tax Returns delivered to Lender prior to the Closing Date are the true, correct and complete tax returns of the Obligor identified therein as of the date thereof. (b) Obligors do not intend to and shall not treat the Loan and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Obligors determine to take any action inconsistent with such intention or treatment, (i) Obligors will promptly notify Lender thereof and (ii) Obligors acknowledge that Lender may treat the Loan as part of a transaction that is subject to Internal Revenue Code Section 6112 and the Treasury Regulations thereunder, and that Lender may file such IRS forms or maintain such lists and other records to the extent required by such statute and regulations. No part of the proceeds of any Loan will be used directly or indirectly in connection with any “listed transaction” (within the meaning of Treasury Regulation Section 1.6011–4(b)(2)).

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Section 3.6. Disclosure. All agreements, instruments and corporate or other restrictions, and all other matters known to any Obligor pertaining to such Obligor (and not generally to general economic conditions), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect have been disclosed to Lender. To the best knowledge of the Obligors, none of the written reports, financial statements, certificates or other written information (other than financial projections and pro forma information) furnished by or on behalf of any Obligor to Lender in connection with the negotiation of the Credit Documents or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV: CONDITIONS

Section 4.1. Closing Date. The obligations of Lender to make the Loan to Borrower hereunder shall not become effective until each of the following conditions is satisfied:

(a)          Lender shall have received the following documents:

(i)          a counterpart of this Agreement executed by each Obligor;

(ii)         the Guaranty executed by each Guarantor;

(iii)        the Security Agreement executed by Borrower;

(iv)        the Security Agreement executed by Emerald GRB;

(v)         the Security Agreement executed by Emerald USA Holdings, including Exhibits C-1 and C-2 thereto;

(vi)        one or more Assignments in Lieu as required by Lender;

(vii)       the Escrow Agreement executed by Emerald GRB and Escrow Agent;

(viii)      a certificate of an officer of Borrower certifying as to its (a) Articles of Organization, (b) Limited Liability Company Agreement, (c) resolutions authorizing the Transactions, and (d) incumbency of officers of Borrower signing the Credit Documents;

(ix)         a certificate of an officer of Emerald GRB certifying as to its (a) Articles of Organization, (b) Limited Liability Company Agreement, (c) resolutions authorizing the Transactions, and (d) incumbency of officers of Emerald GRB signing the Credit Documents;

(x)          a certificate of an officer of Emerald USA Holdings certifying as to its (a) Certificate of Incorporation, (b) Bylaws, (c) resolutions authorizing the Transactions, and (d) incumbency of officers signing the Credit Documents;

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(xi)         the Colorado Mortgage to be filed in Routt County, Colorado;

(xii)        the Colorado Mortgage to be filed in Moffat Country, Colorado;

(xiii)       the Wyoming Mortgage;

(xiv)      the North Dakota Mortgage;

(xv)       the Override Assignment(s); and

(xvi)      evidence that all expenses of Lender in connection with the transactions contemplated by this Agreement, including any third-party expenses subject to an agreed upon cap, shall have been paid by Borrower, such payment by Borrower not to exceed $30,000 and which amount may be deducted by Lender from the loan proceeds disbursed under Section 2.1.

(b)          Lender shall have received such documents, certificates and legal opinions regarding each Obligor as to the organization or formation, existence and good standing (if and to the extent applicable) of each Obligor, the authorization of the Transactions, the execution, delivery and enforceability of the Credit Documents by each Obligor, as requested by Lender and all in form and substance satisfactory to Lender and its counsel.

Section 4.2. Additional Conditions to Loan. On the Closing Date: (a) the representations and warranties set forth in Article III hereof and in any documents delivered herewith, shall be true and correct with the same effect as though made on and as of such date; (b) Lender shall be satisfied that no event has occurred which could have a Material Adverse Effect; (c) each Obligor shall be in compliance with all the terms and provisions contained herein and in the Credit Documents to be observed or performed, and (d) no Default shall have occurred and be continuing.

ARTICLE V: COVENANTS

Until the principal of and interest on the Loan and all fees and other Obligations payable under the Credit Documents shall have been paid in full, each Obligor covenants and agrees with Lender that:

Section 5.1. Reporting Requirements. Each of the following shall be furnished to Lender:

(a)          promptly, upon any change of any of the information set forth in Schedule I, written notice thereof;

(b)          promptly, upon receipt of Obligor, any information or written materials with respect to the transactions contemplated by the Purchase Agreement or with respect to the Properties, including, but not limited to, any geological surveys provided by third parties or internal reports prepared by Obligor or any affiliate of Obligor with respect to the Properties; and

(c)          promptly, and in any event not less than 15 days prior written notice of any impending default with respect to any financing agreement with any third party with respect to the Properties.

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Section 5.2. North Dakota Qualification; Additional opinions. Lender shall have received no later than February 27, 2012: (a) evidence that Borrower has qualified to do business and is in good standing in the State of North Dakota and (b) an opinion of Counsel to the Obligors opining as to the opinions set forth on Schedule 5.2(b), each in form and substance satisfactory to the Lender.

Section 5.3. Information and Notices. The Obligors will furnish or will cause to be furnished to Lender promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of each Obligor, or compliance with the terms of the Credit Documents, as Lender may reasonably request. Each Obligor hereby agrees to cooperate with Lender and provide true, accurate and complete information in response to any reasonable request by Lender to enable Lender to comply with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 Title III of Pub. L. 107-56 (signed into law October 26, 2001). Borrower will furnish to Lender prompt written notice of the following:  (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.4. Books and Records; Inspection Rights; Access. Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will permit any representatives designated by Lender, during normal business hours and upon reasonable advance notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to directly discuss its affairs, finances and condition with its partners or trustees (or its designee), officers and independent accountants, as applicable.

Section 5.5. Existence; Payment of Obligations; Compliance with Laws. Each Obligor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business. Each Obligor will pay its liabilities including tax liabilities that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Obligor has set aside on its books adequate reserves with respect thereto and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Each Obligor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6. Use of Proceeds. The proceeds of the Loan shall be used by Borrower as follows (a) not less than $11,850,000 of the Loan proceeds shall be used to purchase the Properties pursuant to the Purchase Agreement and (b) the balance shall be used solely for expenses directly related to Mortgagors’ assets and expenses incurred under the Participation Agreement. No part of the proceeds of any Loan will be used directly or indirectly for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U, or X of the Federal Reserve Board.

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Section 5.7. Liens. The Obligors shall not permit any Liens to exist on any Collateral except (a) Liens created pursuant to the Credit Documents, (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which are being contested in good faith and with respect to which the Borrower has established reserves in accordance with generally accepted accounting principles, (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers compensation laws, unemployment insurance or similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (d) Liens, pledges and deposits securing the performance of, or payment in respect of, bids, tenders, leases, contracts (other than for the repayment of borrowed money), surety and appeal bonds, letters of credit, and other obligations of a similar nature incurred in the ordinary course of business, and (e) Permitted Encumbrances permitted under the respective Mortgage.

Section 5.8. Fundamental Changes. (a) No Obligor shall merge or consolidate with any other Person, or permit any other Person to merge or consolidate with it, other than another Obligor. (b) No Obligor shall sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) the properties subject to the Mortgages or the equity interests of the Mortgagors, except as permitted under the terms of the Mortgages. (c) No Obligor shall distribute, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any Collateral other than in the ordinary course of business. (d) No Obligor shall enter into any agreement or undertaking restricting the right or ability of such Obligor or Lender to sell, assign or transfer any of the Collateral or proceeds thereof. (e) No Obligor shall alter, amend, modify or change its certificate of incorporation, articles of organization, bylaws, operating agreement, trust agreement or other organizational documents in any manner which could have a Material Adverse Effect, except that Emerald USA Holdings may amend its certificate of incorporation in connection with the filing of a registration statement with the U.S. Securities and Exchange Commission.

Section 5.9. Indebtedness. Mortgagors shall not have any Indebtedness other than Indebtedness owing to Lender except (i) inter-company debt owing to Emerald Oil and Gas NL; (ii) amounts owed under capital leases up to $100,000 in the aggregate and (iii) obligations under the Participation Agreement and other joint operating agreements entered into in the ordinary course of business.

Section 5.10. No Other Business. Mortgagors shall not engage in any business other than businesses of the type conducted by Mortgagors on the date hereof.

Section 5.11. Dividends and Distributions. Mortgagors shall not declare or pay any dividends, redemptions or repurchases of stock or membership interests, distributions and withdrawals (as applicable) to its owners or any affiliates in respect of equity.

Section 5.12. Asset Dispositions. Mortgagors shall not distribute, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets except in the ordinary course of business and for not less than fair market value.

Section 5.13. Investments. Mortgagors shall not have any existing, or make any investments in any Person, acquire any equity interests in any Person or make any capital contributions or other transfers of assets to any Person, except (a) investments in cash equivalents and (b) investments in Mortgagors’ existing line of business.

Section 5.14. Loans. Mortgagors shall not make any loans, advances or other extensions of credit to any Person other than the other Mortgagor.

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Section 5.15. Insurance. If Obligor is an operator of any well, it shall maintain insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any such operated Obligor’s properties, as is typical in the oil and gas industry for the type and nature of such property and operations, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for Obligor’s business.

Section 5.16. Further Assurances. Each Obligor shall upon request by Lender (a) promptly correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgement or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, security agreements, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuation thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Lender may require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Credit Documents, (ii) subject to the Liens and security interests created by any of the Credit Documents any of the Obligors’ properties, rights or interests covered or now or hereafter intended to be covered by any of the Credit Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Credit Documents and the Liens and security interests intended to be created thereby and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted or now or hereafter intended to be granted to Lender under any Credit Document. Lender shall upon request by Borrower promptly correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgement or recordation thereof.

ARTICLE VI: EVENTS OF DEFAULT

Section 6.1. If any of the following events (“Events of Default”) shall occur:

(a)          Borrower shall fail to pay any principal of or interest on the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          Borrower shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Section 6.1) payable under any Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days after the receipt of written notice of the date on which the same shall have become due and payable (it being understood that invoices by Lender to Borrower shall constitute such written notice);

(c)          any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification hereof shall prove to have been incorrect in any material respect when made or deemed made;

(d)          any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.1 and 5.2 or 5.6 through 5.16;

(e)          any Obligor shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clause (a), (b), (c) or (d) of this Section 6.1), and such failure shall continue unremedied for a period of 30 days after notice thereof from Lender to any Obligor;

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(f)          any Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after the expiration of any grace or cure periods;

(g)          any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 6.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against them in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          any Obligor shall become unable, admit in writing or fail generally to pay their debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $500,000 or the equivalent thereof shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l)          any material provision of any Credit Document shall, for any reason, cease to be valid and binding on any Obligor, or any Obligor shall so state in writing; or any Credit Document shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or any Lien granted to Lender shall cease to be a perfected first priority Lien, or any Obligor shall so state in writing;

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then, and in every such event (other than an event with respect to Borrower described in clause (h) or (i) of this Section 6.1), and at any time thereafter during the continuance of such event, Lender may by notice to Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; and in case of any event with respect to Borrower described in clause (h) or (i) of this Section 6.1, the Commitment shall automatically terminate and the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other Obligations of Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

ARTICLE VII: MISCELLANEOUS

Section 7.1. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by U.S. mail or sent by telecopy (with confirmed receipt or followed by overnight delivery) to the addresses (or telecopy numbers) set forth on the signature pages hereof. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or, if mailed, the fifth Business Day following the date so mailed, if earlier.

Section 7.2. Amendment and Waiver. No alteration, modification, amendment or waiver of any terms and conditions of any of the Credit Documents shall be effective or enforceable against Lender or Borrower unless set forth in a writing signed by Lender or Borrower. Without limiting the generality of the foregoing, the making of each Loan shall not be construed as a waiver of any Default, regardless of whether Lender may have had notice or knowledge of such Default at the time.

Section 7.3. Expenses; Indemnity; Damage Waiver.

(a)          Borrower shall pay all reasonable out-of-pocket expenses incurred by Lender, including but not limited to fees and disbursements of counsel for Lender, in connection with the negotiation and preparation of any Credit Documents, any amendments, modifications or waivers of the provisions thereto requested or agreed to by any Obligor (whether or not the transactions contemplated hereby or thereby shall be consummated), the addition or release of any collateral or the enforcement or protection of Lender’s rights in connection with any Credit Document, including its rights under this Section in connection with the Loan made hereunder or any workout, restructuring or negotiations in respect thereof. Borrower hereby authorizes and directs Lender to pay any legal fees relating to this Agreement from the proceeds of any borrowings hereunder and any accounts of Borrower maintained with Lender.

(b)          Each Obligor shall indemnify, jointly and severally, Lender and each Affiliate, director, officer, employee, agent and advisor of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees and disbursements of counsel for any Indemnitee (the “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of any Credit Document, the performance by the parties hereto of their respective Obligations thereunder or the consummation of the Transactions or (ii) the Loan or the use of the proceeds therefrom, in each case, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a final judgment of a court of competent jurisdiction to have been incurred by reason of gross negligence, bad faith or willful misconduct of such Indemnitee.

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(c)          To the extent permitted by applicable law, no Obligor shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument contemplated thereby, the Transactions, each Loan or the use of the proceeds thereof.

(d)          All amounts due under this Section shall be payable promptly after written demand therefor. The Obligations of the Obligors under this Section shall survive payment in full of the Loan.

Section 7.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or otherwise transfer any of its rights or Obligations hereunder and any attempted assignment or transfer by any Obligor shall be null and void.

Section 7.5. Survival. All covenants, agreements, representations and warranties made by any Obligor in any Credit Document and in the certificates or other instruments delivered in connection with or pursuant to any Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of each Credit Document and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid. The provisions of Sections 2.3(a), 2.9 and 7.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

Section 7.6. Right of Setoff. If any amount payable hereunder or under any other Credit Document is not paid as and when due, each Obligor hereby authorizes Lender and each affiliate of Lender to proceed, to the extent permitted by applicable law, without prior notice, by right of setoff, bankers’ lien, counterclaim or otherwise, against any assets of such Obligor in any currency that may at any time be in the possession of Lender or such affiliate, at any branch or office, to the full extent of all amounts payable to Lender hereunder or thereunder. Lender shall give prompt notice to such Obligor after any exercise of Lender’s rights under the preceding sentence, but the failure to give such notice shall not affect the validity of any of Lender’s actions.

Section 7.7. Severability. Any provision of any Credit Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.8. Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(b)          EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY CREDIT DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY CREDIT DOCUMENT.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.9. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or of any other Credit Document by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or of such other Credit Document.

Section 7.11. Additional Terms of the Guaranty. It is the intention of the parties hereto that in no event shall the obligations of the Guarantor under the Guaranty constitute or result in a violation of any applicable fraudulent conveyance, fraudulent transfer or similar law of any relevant jurisdiction. Therefore, in the event that the Guaranty would constitute or result in such violation, then the liability of the Guarantor thereunder shall be reduced to the maximum amount permissible under the applicable fraudulent conveyance, fraudulent transfer or similar laws.

Section 7.12. No Reliance. Each Obligor acknowledges that it is making its own independent decision to enter into the transactions under the Credit Documents and has determined that such transactions are appropriate and proper based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each Obligor acknowledges that it is not relying on any communication (written or oral) from any Indemnitee (as defined in Section 7.3(b)) as investment or tax advice or as a recommendation to enter into such transactions and specifically agrees and acknowledges that any information and explanation relating to the terms and conditions of such transactions shall not be considered investment or tax advice or a recommendation from any Indemnitee to enter into such transactions. No communication (written or oral) from any Indemnitee regarding such transactions shall be deemed to be an assurance or guarantee as to the expected results, benefits, outcomes or characteristics (economic, tax or otherwise) of such transactions. Each Obligor acknowledges that it is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of such transactions and that it is also capable of assuming and assumes the risks of such transactions. Each Obligor acknowledges that no Indemnitee is acting as a fiduciary or an adviser to such Obligor in respect of such transactions.

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Section 7.13. Tax Disclosure. Notwithstanding anything herein to the contrary, each party may disclose to the U.S. Internal Revenue Service without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

Section 7.14. Assignments in Lieu.

(a)          Each Obligor and Lender agree that during the continuation of an Event of Default, Lender may deliver a notice thereof to the Escrow Agent under the Escrow Agreement and request the release of the Assignments in Lieu whereupon the Escrow Agent shall deliver the Assignments in Lieu to Lender without any requirement to investigate the claims made in the notice and without any Obligor’s consent.  Lender agrees not to deliver such a notice except during the continuation of an Event of Default.  Lender shall, concurrently with delivery of any such notice to Escrow Agent, deliver a copy of any such notice to Obligors, but failure of any such delivery to Obligors shall not in any way prejudice Lender’s right to remove and receive the Assignments in Lieu from the Escrow Agent.  Thereafter, Lender in its sole and absolute discretion may exercise any and all rights it may have with respect to the GRB Assets conveyed by the Assignments in Lieu, including, without limitation, recording the Assignments in Lieu, or selling, transferring or conveying the underlying GRB Assets, or any portion thereof, and Lender is hereby granted the full power and authority to complete each Assignment in Lieu, including, without limitation, inserting any missing information in such instruments to effect the purposes of this Section 7.14.  The transfer of the applicable GRB Assets to Lender, or any successor-in-interest or assignee of Lender, under the Assignments in Lieu, shall be deemed satisfaction in full of Emerald GRB’s obligations to Lender under the Credit Documents with the same force and effect as a deed in lieu of foreclosure or a strict foreclosure and acceptance of collateral in full satisfaction of obligations under applicable law.  The Obligations shall be reduced (to an amount not less than $0) by an amount equal to the actual value received by Lender with respect to the GRB assets.  Except as expressly reduced pursuant to the preceding sentence, the satisfaction of the Obligations of Emerald GRB shall not be deemed to satisfy or affect any Obligations of any other Obligors under the Credit Documents, all such Obligations of Obligors other than Emerald GRB shall remain in full force and effect.  Emerald GRB hereby waives any rights or claims it may have to assert the invalidity or unenforceability of the Assignments in Lieu upon proper release to Lender from Escrow Agent.

(b)          Each Obligor hereby authorizes and does hereby make, constitute and appoint Lender and legal counsel to Lender, each with a power to act separately, as such Obligor’s true and lawful attorney-in-fact, to complete the Assignments in Lieu or insert any missing information in accordance with Section 7.14(a) hereof. Each Obligor hereby approves and ratifies all acts of said attorney or designee, and hereby agrees that such attorney or designee shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable as long as any of the Obligations shall be outstanding. Lender may exercise this power of attorney at any time during the continuation of an Event of Default.

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Section 7.15. Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing under any Credit Document in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. The obligations of any Obligor in respect of any sum due to Lender shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due under any Credit Document (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by Lender of any sum adjudged to be so due in the Judgment Currency, Lender may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to Lender in the Agreement Currency, each Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such deficiency. The obligations of any Obligor contained in this Section shall survive the termination of this Agreement and the paying of all other amounts owing under any Credit Document.

Section 7.16. Specific Performance. Any breach of this Agreement may result in irreparable damage to Lender for which Lender will not have an adequate remedy at law. Accordingly, in addition to any other remedies and damages available, Obligor acknowledges and agrees that Lender may immediately seek enforcement of this Agreement by means of specific performance or injunction, without any requirement to post a bond or other security.

Section 7.17. Pledge of Equity Interests. Each of Borrower and Emerald GRB (each an “Issuer”) consent and agree that Emerald USA Holdings has pledged all of its rights as a member of the Issuer, including its capital account and voting rights, to Lender as part of the Collateral. Each Issuer and Emerald USA Holdings agrees that upon the request of Lender during any Event of Default, such Issuer shall admit Lender or it designee as a member of the Issuer and shall allow Lender or its designee to exercise all voting rights as a member of such Issuer and Emerald USA Holdings shall thereupon withdraw as a member of the applicable Issuer. Each Issuer agrees that it will not issue any certificates to evidence its membership interests or elect to have its membership interests treated as a security.

Remainder of page intentionally left blank. Signature pages follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

EMERALD WB LLC, a Colorado limited liability company

By:	Emerald Oil and Gas USA Holdings Inc.,
its sole member

By	/s/ Michael Krzus
Name: Michael Krzus
Title: Chief Executive Officer

GUARANTORS:

EMERALD OIL AND GAS USA HOLDINGS INC.

By	/s/ Michael Krzus
Name: Michael Krzus
Title: Chief Executive Officer

EMERALD GRB LLC

By:	Emerald Oil and Gas USA Holdings Inc.,
its sole member

By	/s/ Michael Krzus
Name: Michael Krzus
Title: Chief Executive Officer

Notice Addresses for Obligors:

See Schedule I

[Signature Page To Emerald Credit Agreement]

LENDER:

HARTZ ENERGY CAPITAL, LLC

By: Hartz Capital, Inc., its manager

By	/s/ Jonathan B. Schindel
Name: Jonathan B. Schindel
Title: Secretary & General Counsel

 [Signature Page To Emerald Credit Agreement]